EXHIBIT 10.1

Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan

Separation Agreement, General Release and Waiver

This Separation Agreement, General Release and Waiver (the “Agreement and Release”) is made and entered into by and between the undersigned team member, both individually and on behalf of their agents, representatives, attorneys, assigns, beneficiaries, heirs, executors and administrators (hereinafter collectively referred to as “Team Member”), and Walgreens Boots Alliance, Inc. (“WBA”) and Walgreen Co. (“Walgreens”), along with each and all of their parent, subsidiaries, divisions, affiliates, joint ventures, officers, directors, employees and other representatives (collectively referred to as the “Company”), and is in connection with the termination of the undersigned Team Member’s employment with the Company, effective as of November 1, 2022 (the “Separation Date”). Except as otherwise designated by the Company in writing, the undersigned Team Member agrees to resign from all boards of director, officer and other governing positions held by Team Member in WBA, Walgreens, and any subsidiaries or controlling affiliates of either of such companies, all effective as of the close of business on the Separation Date, and the undersigned Team Member agrees to execute any confirming documents as directed by the Company. Terms used herein but not otherwise defined shall have the meanings given to them in the Severance Plan defined in paragraph 7 below.

NOW, THEREFORE, in consideration of the mutual covenants and promises Team Member and the Company have made to each other as set forth in this Agreement and Release, Team Member and the Company agree as follows:

1. Protected Rights. Team Member understands that nothing in this Agreement and Release, including the General Release and Waiver provisions in paragraphs 2, 5 and 10 and all other obligations of Team Member hereunder, limits Team Member’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), Occupational Safety and Health Administration (OSHA), the Securities and Exchange Commission (SEC), or any other federal, state or local governmental agency or commission. Team Member further understands that this Agreement and Release does not limit Team Member’s ability to communicate with any government agencies or commission or otherwise participate in any investigation or proceeding that may be conducted by any government agency or commission, including providing documents or other information, without notice to the Company. However, to the maximum extent permitted by law, Team Member is waiving Team Member’s right to receive any individual monetary relief from the Released Parties resulting from such claims or conduct for any claim covered by the General Release and Waiver provisions in paragraphs 2 and 10, regardless of whether Team Member or another party has filed or submitted them; provided, however, that this Agreement and Release does not limit Team Member’s right to receive an award from any governmental agency or commission that provides awards for providing information relating to a potential violation of law.

2. General Release and Waiver. Team Member agrees to resolve all claims and disputes which now exist or may ever have existed between Team Member and the Company in any way related to the undersigned Team Member’s employment, or separation from employment, with any of the Released Parties (as defined below), and in consideration of and subject to the performance by the Company of its obligations under this Agreement and Release, Team Member waives and releases any and all claims, known or unknown, arising on or before the date Team Member signs this Agreement and Release, that Team Member has or might have against the Company, its parents, subsidiaries, affiliated companies, predecessors, successors, and assigns, as well as all of its and their past and present officers, directors, managers, employees, attorneys, and agents (collectively “Released Parties”) in any way related to the undersigned Team Member’s employment, or separation from employment, with any of the Released Parties to the fullest extent permissible under applicable federal, state and local laws, subject only to the exceptions identified in paragraph 3 below. These waived and released claims include but are not limited to: (i) claims that in any way relate to the undersigned Team Member’s employment, separation from employment and related dealings of any kind with any Released Party or Parties; (ii) claims of unlawful discrimination, harassment, retaliation or other alleged violations arising under federal, state, local or others laws and regulations, including but not limited to claims arising under the federal Age Discrimination in Employment Act (ADEA); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Employee Retirement Income Security Act (ERISA); the Americans with Disabilities Act (ADA); the Worker Adjustment and Retraining Notification Act (WARN); and the Family and Medical Leave Act (FMLA); and any and all other federal, state or local constitutional, statutory or common law claims, now or hereafter recognized; (iii) claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of alleged contractual obligations, promissory estoppel, negligence, assault and battery, and violation of public policy; (iv) claims relating to the payment of wages, the provision of penalty or premium pay, or any benefit entitlement under the Fair Labor Standards Act, or any other laws federal, state, local or common law relating wages, overtime, bonuses, accrued vacation or sick pay, minimum wage, meal or rest periods, reimbursement of costs and expenses, final wages, or wage statements; and (v) claims for monetary damages, other personal recovery or relief, costs, expenses, and attorneys’ fees of any kind.

3. Claims Not Waived and Released. The only claims not waived and not released by Team Member under paragraph 2 are (i) any provisions of the Severance Plan which expressly survive the termination of Team Member’s employment with the Company; (ii) claims arising after the date that Team Member signs this Agreement and Release; (iii) any claim that as a matter of law cannot be waived or which cannot be released; (iv) any right to the Accrued Obligations described in Section 2.03 of the Severance Plan; (v) claims for benefits under the Severance Plan that are specifically described and provided for in this Agreement and Release; (vi) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise; (vii) Team Member’s rights under any equity awards that survive his/her termination of employment; (viii) Team Member’s rights under any retirement plan that is “qualified” under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or (ix) Team Member’s rights to non-qualified deferred compensation due under any applicable Company plans in which Team Member participated. For clarity purposes, the claims not waived and not released include but are not limited to (a) the Severance Plan consideration described in paragraph 7 below, which includes (x) $4,950,000 as Severance Payments; (y) the pro-rated annual bonus payable for the fiscal year ending August 31, 2023, and (z) payment or reimbursement of all premiums for COBRA continuation coverage for medical, vision, prescription and dental coverage under the Company’s plans for the Team Member and eligible dependents for 24 months after the Separation Date (or the full COBRA period, if shorter) to the extent such premiums exceed the premiums payable for similar employer-provided coverage by active employees; (c) remaining vested stock options to the extent exercisable pursuant to their terms, which includes (to the extent not already exercised) options to acquire 82,425 shares of WBA common stock, par value US$.01 (“Common Stock”) at an exercise price of $34.04 per share and options to acquire an additional 45,390 shares of Common Stock at an exercise price of $47.32 per share; (d) continued participation in the Company Financial Advisory Program pursuant to the terms of such Program; (e) claims under any Company employee welfare plan including medical, vision, prescription and dental plans; (f) expense reimbursement for expense reports delivered to the Company on or prior to the Separation Date; (g) benefits under the Walgreens Retirement Savings Plan and the WBA Executive Retirement Savings Plan, and (h) any other claims to enforce the terms and conditions of this Agreement and Release.

4. No Assignment of Claims. Team Member represents that Team Member has made no assignment or transfer of any right, claim, demand, cause of action, or other matter released by paragraph 2 above.

5. Waiver of Rights. Team Member hereby waives all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any claim released pursuant to paragraph 2, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief.

6. Knowledge of Potential Claims. Team Member represents that Team Member is not aware of any claim by Team Member other than the claims that are released by this Agreement and Release and those contemplated by paragraph 3.

7. Consideration. Provided Team Member executes this General Release and does not revoke this General Release within the time period permitted hereafter, Team Member will receive the benefits applicable to Team Member’s position level under the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, effective as of August 6, 2019, as amended from time to time before the Separation Date (the “Severance Plan”). These Severance Plan payments and benefits are summarized in parts (a), (b) and (c) below, subject in all cases to the provisions of the Severance Plan, which control in the event of any inconsistency or ambiguity.

(a) Pro-rata Annual Incentive for the fiscal year in which the Separation Date occurs, pursuant to Section 4.01(a)(ii) of the Severance Plan;*

(b) Severance Payment pursuant to Section 4.01(a)(iii) of the Severance Plan – equal to the Severance Multiple that applies to Team Member’s position level under Section 2.32 of the Severance Plan; and

(c) Subsidized COBRA coverage as applicable under Section 4.01(c) of the Severance Plan.

*

To the extent the underlying Company incentive program provides for discretionary incentive payout adjustments based on individual performance, the calculation of Team Member’s Pro-rata Annual Incentive will not be adjusted for individual performance.

In exchange for Team Member’s release and waiver as part of this Agreement and Release, Team Member acknowledges that Team Member is receiving adequate consideration that exceeds that to which Team Member is entitled apart from this Agreement and Release, Team Member further understands that the above consideration does not include salary, wages or benefits to which Team Member was already entitled, and Team Member hereby acknowledges and agrees that Team Member has been paid in full for all salary, wages or benefits that Team Member earned and to which Team Member was entitled in connection with their employment with the Company, subject to future satisfaction of any benefits referenced in paragraphs 3 and 8 (including the last sentence of paragraph 3). Team Member understands and agrees that Team Member will not receive the consideration described above unless Team Member executes this Agreement and Release and does not revoke this Agreement and Release within the time period permitted hereafter. Such consideration will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.

Team Member agrees and covenants to pay any and all taxes that may become due and owing from Team Member as a result of the consideration described in this paragraph. Team Member hereby acknowledges that Team Member has not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of the consideration described in this paragraph and that Team Member is responsible for all tax payments required under the law. Team Member acknowledges that Team Member does not have any claims of sexual harassment or sexual abuse against the Company and, therefore, has not asserted any allegations of sexual harassment or sexual abuse. Team Member further acknowledges that none of the consideration set forth above is related to sexual harassment or sexual abuse allegations or claims.

8. Future Benefits. If applicable based on the terms and conditions of applicable Company benefit programs and Team Member’s participation in such programs during Company employment, Team Member shall be eligible for any remaining health plan COBRA coverage, any accrued PTO and/or frozen vacation not yet paid, and rights to any other applicable benefits as referenced in paragraph 3 above.

9. Class and Collective Action Waiver. By signing this Agreement and Release, Team Member agrees not to bring or participate as a Plaintiff or class member in any class action or collective action against the Company that asserts, in whole or in part, any claims that arose before Team Member signed this Agreement and Release related to the undersigned’s employment with the Company or his separation therefrom, whether or not such claims (if brought by Team Member individually) are released by this Agreement and Release.

10. Release of Unknown or Unsuspected Claims. Team Member acknowledge and agrees that Team Member is aware that Team Member may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which Team Member now knows or believes to be true, with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this Agreement and Release, may have materially affected this release and Team Member’s decision to enter into it. Nevertheless, it is Team Member’s intention to fully, finally and forever release all such matters, and all actual and potential claims arising out of or relating thereto, which do now exist, may exist or heretofore have existed against the Released Parties or any of them at any time prior to or on the date on which Team Member signs this Agreement and Release. Team Member expressly waives all rights that Team Member may have under any applicable law that is intended to protect Team Member from waiving unknown claims. Team Member further acknowledges and agrees that Team Member understands the significance of doing so.

Without limitation of the foregoing, to the fullest extent permitted by applicable law, Team Member gives up all rights and benefits under any applicable law dealing with the release of unknown claims. If Team Member works or resides in California, this includes without limitation the California Civil Code Section 1542 which states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Team Member knowingly, intentionally and expressly waives and relinquishes any and all rights and benefits that Team Member may have under California Civil Code Section 1542.

Team Member also gives up all rights and benefits under any other applicable state, federal or local statues or common law principles dealing with the release of unknown claims, including but not limited to North Dakota Century Code, Section 9-13-02 (which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”), South Dakota Laws § 20-17-11 (which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”) and Montana Code Annotated, Section 28-1-1602 (which provides: “A general release does not extend to claims that the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which, if known by the creditor, must have materially affected the creditor’s settlement with the debtor.”). If Team Member works or resides in Massachusetts, Team Member waives all claims and rights under the Massachusetts Payment of Wages Law, G.L. c. 149 and the Massachusetts Fair Employment Practices Act, G.L. c.151B; and An Act Relative to Domestic Violence, M.G.L. ch. 149, s. 52E. If Team Member works or resides in New Jersey, Team Member releases all claims under New Jersey’s Conscientious Team Member Protection Act (N.J. Stat. Ann. 34:19-1 et. seq.), New Jersey Law Against Discrimination, New Jersey Equal Pay Act, New Jersey Civil Rights Law, New Jersey Security and Financial Empowerment Act; New Jersey Family Leave Act, New Jersey Wage and Hour Law, New Jersey WARN Laws, and Retaliation provisions of New Jersey Workers’ Compensation Law. If Team Member works or resides in West Virginia, Team Member waives all claims and rights under the West Virginia Human Rights Act (W. Va. Code § 5-11-9 et seq.), West Virginia Equal Pay Act, West Virginia’s prohibition against discrimination for use of tobacco products, West Virginia’s prohibition against discrimination for jury duty summons, West Virginia Parental Leave Act, West Virginia Minimum Wage Law, Retaliation provisions of West Virginia Workers’ Compensation Act, and Retaliation provision of Consumer Credit and Protection Act, and Team Member has been informed that Team Member can locate an attorney through the toll-free telephone number for the West Virginia State Bar Association, 1-866-989-8227. If Team Member works or resides in Minnesota, Team Member waives all claims and rights under Minnesota Human Rights Act.

11. No Disparagement. Team Member will not make derogatory statements, either written or oral, or otherwise disparage any Released Party or Company products or services, except as may be required by law. Nor shall Team Member direct, arrange or encourage others to make any such derogatory or disparaging statements on Team Member’s behalf. The parties acknowledge that this provision is to the mutual benefit of both parties and is not intended to prohibit truthful statements or disclosures about alleged unlawful employment practices. Nothing in this paragraph or this Agreement and Release shall preclude Team Member from (a) testifying truthfully under oath pursuant to subpoena or otherwise, or from reporting to or cooperating with any governmental, regulatory or self-regulatory body or agency with jurisdiction, (b) as applicable and required by the Illinois Workplace Transparency Act (“WTA”), making any truthful statement or disclosure about alleged unlawful employment practices by the Company or as otherwise required by WTA, or (c) as applicable and required by California Senate Bill 331 (“SB331”), discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Team Member has reason to believe is unlawful. The Company agrees to advise and instruct the members of the U.S.-based Executive Committee who are in operational or financial roles that they are not to make any statements, either written or oral, regarding Employee to any third parties that contain or provide any information about Employee other than the information specified in paragraph 19 below.

12. Return of Company Property. Team Member agrees that, no later than the Separation Date, the undersigned Team Member will have returned all Company property, and no Company property has been retained by the undersigned Team Member, regardless of the form in which it was acquired or held by Team Member. This includes without limitation, any computers, cell phones, access cards, keys, reports, manuals, records, product samples, inventory, correspondence and/or other documents or materials related to the Company’s business that the undersigned Team Member compiled, generated or received while working for the Company. After returning these documents, data, and other property, Team Member will take reasonable steps to permanently delete from any electronic media in Team Member’s possession, custody, or control (such as computers, cell phones, hand-held devices, back-up devices, zip drives, PDAs, etc.), or to which Team Member has access (such as remote e-mail exchange servers, back-up servers, off-site storage, etc.), all documents or electronically stored images of Company documents or data.

13. Limits on Disclosure; Confidential Business Information. Both parties desire this Agreement and the Company’s confidential information and trade secrets to be confidential and that such confidentiality is to the mutual benefit of both parties. Team Member agrees that the Consideration set forth in paragraph 7 above is bargained for and specifically includes consideration for the confidentiality obligations in this paragraph. This provision is not intended to restrict Team Member’s legal right, if any, to discuss the terms and conditions of employment or similar matters. Nothing in this Agreement shall prohibit Team Member from making any truthful statement or disclosure about alleged unlawful employment practices by the Company as required by the Illinois WTA, California SB331, or any other applicable state law. Except as set forth in paragraph 1, at all times during and after the termination of Team Member’s employment with the Company, Team Member will not, without the Company’s prior written permission, directly or indirectly for any purpose other than performance of Team Member’s duties for the Company, utilize or disclose to anyone outside of the Company any Trade Secrets or other Confidential Information of the Company or any information received by the Company in confidence from or about third parties, as long as such matters remain Trade Secrets or otherwise confidential, as further defined below.

(a) Trade Secrets” are a form of intellectual property that are protectable under applicable state and/or Federal law, including the Uniform Trade Secrets Act (as amended and adapted by the states) and the Federal Defend Trade Secrets Act of 2016 (the “DTSA”). They include all tangible and intangible (e.g., electronic) forms and types of information that is held and kept confidential by the Company and is not generally known outside of the Company, including but not limited to information about: the Company’s financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, and may in particular include such things as pricing information, business records, software programs, algorithms, inventions, patent applications, and designs and processes not known outside the Company. Trade Secrets may be stored, memorialized or contained in a variety of forms or media, such as paper, electronic media or transmission (such as disc, email, file transfers, tape, or web site features), other forms of audio and/or video transfer, or even oral communications.

(b) “Confidential Information” shall include Trade Secrets and, more broadly, any other tangible and intangible (e.g., electronic) forms and types of information that are held and kept confidential by the Company and are not generally known outside the Company, and which relates to the actual or anticipated business of the Company or the Company’s actual or prospective vendors or clients. For purposes of this paragraph 13, Confidential Information shall not be considered generally known to the public if is revealed improperly to the public by Team Member or others without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information may include, but are not limited to: customer, referral source, supplier and contractor identification and contacts; special contract terms; pricing and margins; business, marketing and customer plans and strategies; financial data; company created (or licensed) techniques; technical know-how; research, development and production information; processes, prototypes, software, patent applications and plans, projections, proposals, discussion guides, and/or personal or performance information about employees.

Team Member understands that Team Member’s obligation of non-use and non-disclosure of Confidential Information and Trade Secrets under this paragraph shall continue to exist for so long as such information remains confidential (excepting through unauthorized use or disclosure by Team Member). If, however, a court or applicable law requires a shorter duration, then the maximum time allowable will control, which will not be less than two (2) years following the Separation Date. The restrictions set forth in this paragraph are in addition to and not in lieu of any obligations Team Member has by law with respect to the Company’s Confidential Information, including any obligations Team Member may owe under the DTSA and any applicable state statutes. Further, nothing herein shall prohibit Team Member from divulging evidence of criminal wrongdoing to law enforcement or prohibit Team Member from disclosing Confidential Information or Trade Secrets if compelled by order of court or an agency of competent jurisdiction or as required by law; however, Team Member shall promptly inform the Company of any such situations if not otherwise restricted or prohibited by law, court order, subpoena or similar legal process, and shall take reasonable steps at the Company’s expense to prevent disclosure of Confidential Information or Trade Secrets until the Company has been informed of such required disclosure and has had a reasonable opportunity to seek a protective order. Pursuant to the DTSA, Team Member understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that: (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, Team Member understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the Trade Secret to their attorney and use the Trade Secret information in the court proceeding, so long as any document containing the Trade Secret is filed under seal and the individual does not disclose the Trade Secret, except pursuant to court order. Nothing in this Agreement and Release is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by DTSA.

Except as set forth in paragraph 1, Team Member agrees that this Agreement and Release and the benefits to which Team Member is entitled under the Severance Plan are confidential (except to the extent required to be disclosed publicly pursuant to Team Member’s status as a “named executive officer”), and Team Member agrees not to disclose any information regarding the terms of this Agreement and Release to any person, firm, corporation or other entity, including any current or former employee of the Company, other than Team Member’s spouse, if applicable, immediate family members and any tax, legal, accounting or other advisors. In that regard, the sole and exclusive exceptions to this confidentiality provision are disclosures to: (a) any governmental agency or court pursuant to or as required by law; (b) Team Member’s spouse, if applicable, or immediate family members; or (c) Team Member’s tax, accountants, attorneys or other advisors as required only for the rendition of professional services, so long as such spouse, family members, tax, accountants, attorneys or other advisors are informed of this confidentiality provision and agree to abide by its terms. If Team Member or any of the individuals identified herein breach this confidentiality provision, such individual will be liable for the liquidated damages herein.

14. Non-Solicitation; Non-Inducement. Team Member agrees that:

(a) for eighteen (18) months after the Separation Date, Team Member will not directly or indirectly, solicit any Restricted Customer for purposes of providing Competing Products or Services, or offer, provide or sell Competing Products or Services to any Restricted Customer. For purposes of this Agreement and Release. For purposes of this Agreement, “Competing Products or Services” means products or services that are competitive with products or services offered by, developed by, designed by or distributed by the Company during the two (2) years prior to the Separation Date; and “Restricted Customer” means any person, company or entity that was a customer, vendor, supplier or referral source of the Company and with which Team Member had direct contact for purposes of performing responsibilities for the Company or for which Team Member had supervisory responsibilities on behalf of the Company, in either case at any time during the two (2) years prior to the Separation Date. To the extent permitted by applicable law, “Restricted Customer” also means any prospective customer(s), vendor(s), supplier(s) or referral source(s) with which Team Member had business contact on behalf of the Company in the twelve (12) months prior to the Separation Date.

(b) for two (2) years after the Separation Date, Team Member will not, nor will Team Member assist any third party to, directly or indirectly (i) raid, hire, solicit, or attempt to persuade any then-current employee of the Company with whom Team Member worked at any point during the last two years of Team Member’s employment with the Company, and who possesses or had access to confidential information of the Company, to leave the employ of the Company; (ii) interfere with the performance by any such employee of their duties for the Company; or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this paragraph.

(c) Team Member will not directly or indirectly induce any other employees to carry out, directly or indirectly, any such activity prohibited by the provisions of paragraphs 11, 13 and 14 of this Agreement and Release.

Team Member further agrees that Team Member will not directly or indirectly assist or encourage any person or entity in carrying out any activity that would be prohibited by the provisions of paragraphs 11, 13 and 14 of this Agreement and Release if such activity were carried out by Team Member.

15. Non-Admissions. Nothing in this Agreement and Release constitutes or shall be portrayed or regarded as an admission of any wrongdoing, fault, violation, liability, or unlawful activity by Team Member, the Company or any Released Party.

16. Cooperation. Team Member agrees at all times to reasonably cooperate with the Company and its agents and representatives, without additional compensation, during and in connection with all litigation, potential litigation, internal or external investigations, and business matters in which the Company is involved or may become involved, and as to which the undersigned Team Member’s cooperation is reasonably necessary based on his prior involvement with such matter during the term of his employment and/or, in the cases of litigation and investigations, based on his position with the Company at the time the underlying concerns arose. The foregoing is subject to reimbursement of reasonable costs and expenses in accordance with Company policies/practices, including travel costs and expenses if travel is requested.

17. Consequences of Breach by Team Member. The consideration provided under this Agreement and Release is conditioned on compliance with all of Team Member’s commitments set forth in this Agreement and Release. In the event of any breach of this Agreement and Release by Team Member, the Company shall provide notice thereof to the undersigned Team Member and the chance to reasonably cure such breach, to the extent such breach is curable. If such breach is not promptly reasonably cured, the Company shall be entitled to discontinue and recover the consideration described in paragraph 7 otherwise payable to Team Member, except for $200 to be retained by Team Member as consideration for enforcement of non-breached provisions of the Agreement and Release. In addition, Team Member acknowledges that the confidentiality, non-disclosure, non-disparagement and non-solicitation covenants of this Agreement and Release are necessary to enable the Company to maintain its competitive position and any actual or threatened breach of any of these covenants will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. In the event of any actual or threatened breach of these covenants, the Company shall be entitled to injunctive relief, including the right to a temporary restraining order, and other relief, including damages, as may be proper along with the Company’s attorney’s fees and court costs. The foregoing stipulated damages and remedies of the Company are in addition to, and not to the exclusion of, any other damages the Company may be able to prove.

18. Future Employment. The Company agrees that this Agreement does not affect Team Member’s eligibility for rehire, and that nothing in this Agreement precludes Team Member from reapplying for employment with the Company or its affiliates in the future, subject to the potential severance repayment obligations described below.

(a) Team Member agrees, recognizes, and understands that the Company makes no guarantee of rehire, and that the Company has no obligation to rehire Team Member in the future.

(b) Team Member understands that a future decision by the Company not to rehire Team Member would not create a presumption of discrimination or retaliation.

Team Member acknowledges Team Member is obligated to forego (and if applicable repay) all Severance Plan benefits if the undersigned Team Member is rehired to a position within 30 days of the Separation Date. If the undersigned Team Member is rehired more than 30 days after the Separation Date, Team Member may keep Severance Plan benefits paid or payable through the rehire date, but must forego (or if applicable repay) the remainder of Severance Plan benefits. Team Member further acknowledges that the undersigned Team Member is obligated to inform the Company’s Human Resources Division prior to rehire under these circumstances and is not eligible for rehire until the undersigned Team Member acknowledges the rehire provisions described herein. For purposes of applying the above provisions of this paragraph, engagement of the undersigned Team Member as a non-employee contractor or consultant shall be treated the same as rehire as an employee. Any such rehiring shall be evidenced by a written agreement among the Company and the undersigned Team Member.

19. References. Team Member shall direct all prospective employers to the Company’s Workline at 1-800-367-5690, which will only confirm Team Member’s dates of employment and title and provide no additional information about Team Member’s employment.

20. Medicare Disclaimer. If the Centers for Medicare & Medicaid Services (the “CMS”) (this term includes any related agency representing Medicare’s interests) determines that Medicare has an interest in any portion of the consideration described in paragraph 7 above, Team Member agrees to indemnify, defend and hold the Company harmless from any action by the CMS relating to the applicable medical expenses of Team Member. Team Member agrees to reasonably cooperate with the Company upon request with respect to any claim the CMS may make and for which Team Member is required to indemnify the Company under this paragraph. Further, Team Member agrees to waive any and all future actions against the Company for any private cause of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A).

21. Severability. In the event that any portion of this Agreement and Release is held by a court of competent jurisdiction to be invalid or unenforceable, the invalid or unenforceable portion shall be construed or modified in a manner that gives force and effect, to the fullest extent possible, to all other portions and provisions of this Agreement and Release. If any invalid or unenforceable portion of any provision in this Agreement and Release cannot be construed or modified to render it valid and enforceable, that portion shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement and Release, and the remainder of this Agreement and Release (including the remainder of the section, paragraph, subparagraph or sentence containing any invalid or unenforceable words) shall remain in effect to the fullest extent possible.

22. OWBPA Provisions – Additional Understandings. In compliance with the Older Workers Benefit Protection Act (“OWBPA”), the Company and Team Member agree to the following:

(a) Understandability. This Agreement and Release is written in a manner calculated to be understood by the Team Member, and Team Member understands all terms of this Agreement and Release;

(b) Age Discrimination Waiver. This Agreement and Release includes a waiver and release of claims under the ADEA as described in paragraph 2 above;

(c) No Future Waiver. This Agreement and Release only waives and releases claims and rights arising prior to the date Team Member signs this Agreement and Release;

(d) Valid Consideration. In exchange for Team Member’s release and waiver as part of this Agreement and Release, Team Member acknowledges that Team Member is receiving adequate consideration that exceeds that to which Team Member is entitled apart from this Agreement and Release;

(e) Team Member Advised to Consult with an Attorney. By this Agreement and Release, the Company advises Team Member to consult with an attorney before signing this Agreement and Release;

(f) Period to Consider this Agreement and Release. Team Member has been given a period of 21 calendar days in which to consider this Agreement and Release, and to decide whether Team Member wishes to sign it;

(g) Period to Revoke Agreement and Release. After Team Member signs this Agreement and Release, Team Member has seven calendar days in which Team Member can revoke this Agreement and Release unless Team Member resides or is employed in the state of Minnesota, in which case Team Member has 15 days after the execution of this Agreement and Release to revoke it. The Company and Team Member agree that, to revoke this Agreement and Release, Team Member must notify the Company in writing that Team Member is revoking this Agreement and Release. Notice of revocation must be received by the Vice President, Employment Law, within the applicable revocation period: Mail: 104 Wilmot Road, MS #144W, Deerfield, Illinois 60015; Fax: (847) 368-6805. If Team Member revokes this Agreement and Release, Team Member will not receive any of the consideration set forth in paragraph 7 above; and

(h) Effective Date. This Agreement and Release shall not become effective or enforceable until the seven-day revocation period described above has expired with no revocation by Team Member.

23. Release Given Full Force and Effect. In signing this Agreement and Release, except as set forth in paragraph 8, Team Member acknowledges and intends that it shall be effective as a bar to each and every one of the claims mentioned in paragraph 2 that is waived and released therein. The Parties each expressly consents that this Agreement and Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims mentioned in paragraph 2 that is waived and released therein. Team Member acknowledges and agrees that this waiver and release are essential and material terms of this Agreement and Release and that without such waiver and release Team Member would not be eligible for Severance Plan benefits. Team Member further agrees that in the event Team Member should bring a claim seeking damages against the Company, or in the event Team Member should seek to recover against the Company in any claim brought by a governmental agency on Team Member’s behalf, this Agreement and Release shall serve as a complete defense to such claims to the maximum extent permitted by law. Team Member further agrees that Team Member is not aware of any pending claim of the type described in paragraph 2 that is waived and released therein as of the execution of this Agreement and Release other than as contemplated by paragraph 3.

24. Agreement and Release Not Signed Before Separation Date. Team Member represents and agrees that Team Member has waited until on or after the Separation Date before signing this Agreement and Release.

25. Governing Law. Except as may be limited by any applicable state law, this Agreement and Release shall be governed by and construed in accordance with the laws of the State of Illinois, where this Agreement and Release is entered into, without giving effect to any conflict of law provisions. Because the Company’s base of operations is in Illinois and Team Member’s connections thereto, any court action instituted by the Company or Team Member or on either party’s behalf relating to in any way to this Agreement and Release, or Team Member’s employment or termination of employment with the Company or any Releasee, shall be filed exclusively in the Circuit Court of Cook County or in the United States District Court for the Northern District of Illinois, and Team Member consents to the jurisdiction and venue of these courts.

26. Complete Agreement and Release. This Agreement and Release constitutes the parties’ entire agreement and cancels, supersedes, and replaces any and all prior proposals, understandings, and agreements (written, oral or implied) regarding all matters addressed herein, except Team Member shall continue to be bound by all obligations set forth in any prior agreements, undertakings, waivers and assignments involving confidential information, inventions, non-competition, non-solicitation, non-inducement, patents, copyrights, trademarks and other intellectual property, and compliance with laws and policies, specifically including but not limited to the Non-Competition, Non-Solicitation and Confidentiality Agreement(s) executed by Team Member in connection with one or more Company Stock Option grants (which shall remain subject to a modified 18-month restricted customer non-solicitation period pursuant to Team Member’s job offer correspondence, and consistent with paragraph 14(a) above). The terms of this Agreement and Release may not be altered or modified except by written agreement of Team Member and the Company. In connection with this Agreement and Release’s acceptance and execution, neither Team Member nor the Company is relying on any representation or promise that is not expressly stated in this Agreement and Release

27. Successors. This Agreement and Release shall inure to the benefit of and be enforceable by Team Member and by Team Member’s personal or legal representatives, executors and administrators and by the Company and its successors and permitted assigns in the case of a sale of the Company to a third party. In the event of the death of Team Member while any amounts are payable to Team Member hereunder, all such amounts, unless otherwise provided herein or in the Severance Plan, shall be paid in accordance with the terms of this Agreement and Release to Team Member’s estate – or designated beneficiary(ies), if applicable.

28. Multiple Counterparts. This Agreement and Release may be executed in one or more counterparts including an electronic (pdf) or facsimile copy, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

29. Rules of Construction. The parties agree that each party has reviewed and revised this Agreement and Release, and that each party fully understands and voluntarily accepts each and every provision contained in this Agreement and Release. Therefore, the parties agree that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement and Release.

30. Ratification of Agreement and Release. Team Member acknowledges that in the event that Team Member attempts to contend that this Agreement and Release is invalid for any reason, after having received the consideration specified herein, that prior to instituting any lawsuit or raising any defense in any legal proceeding based on that fact, that Team Member is obligated to return the considerations received hereunder, in full, and that failure to do so shall constitute a ratification of this Agreement and Release.

31. Headings. The paragraph “headings” in this Agreement and Release are for convenience only and shall not be deemed to limit the meaning or apply in the construction of the provisions hereof.

32. Section 409A. This Agreement and Release is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to Team Member pursuant to this Agreement and Release are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption or as short-term deferrals, and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding any other provision in this Agreement and Release, if Team Member is a “specified employee,” as defined in Section 409A of the Code, as of the date of Team Member’s separation from service, then to the extent any amount payable to Team Member constitutes the payment of non-qualified deferred compensation, within the meaning of Section 409A of the Code, is payable upon Team Member’s separation from service, and under the terms of this Agreement and Release would be payable prior to the six-month anniversary of Team Member’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service, and (b) the date of Team Member’s death.

33. Wage Deduction Orders. Team Member represents and warrants that Team Member is not subject to any wage garnishment or deduction orders that would require payment to a third party of any portion of the Severance Plan payments. Any exceptions to the representation and warranty contained in this Paragraph must be described in writing and attached to the executed copy of this Agreement that Team Member submits to the Company. Such disclosure shall not disqualify Team Member from receiving Severance Plan payments under this Agreement; provided, however, that the amount of Severance Plan payments described in Paragraph 7 shall be reduced in accordance with any such wage garnishment or deduction order as required by applicable law.

TEAM MEMBER HAS READ EVERYTHING IN THIS AGREEMENT AND RELEASE, UNDERSTANDS IT, AND SIGNS THIS AGREEMENT AND RELEASE VOLUNTARILY AND INTENDING TO BE BOUND BY IT.

This Agreement and Release shall not be signed or returned before Team Member’s Separation Date.

Dated: November 20, 2022	/s/ John Standley
Team Member Signature

John Standley
Team Member Name

Dated: November 1, 2022	/s/ Holly May
On behalf of the Company

Please note that you are not authorized to make any changes to this Agreement and Release. Any such changes will void the Agreement and Release.